SECURED PROMISSORY NOTE
                             -----------------------


                                                                Phoenix, Arizona
$2,485,000.00                                                   January 25, 1996



1.       FUNDAMENTAL PROVISIONS.

         The following terms will be used as defined terms in this Note:

         Payee and Holder:          BANK ONE, ARIZONA, NA, a national banking
                                    association.

         Maker: LOS ABRIGADOS PARTNERS LIMITED PARTNERSHIP, an Arizona limited partnership.

         Principal Amount:          Two   Million   Four   Hundred   Eighty-Five
                                    Thousand and No/100 Dollars ($2,485,000).

         Interest Rate:             One  and  one-quarter  percent  (1.25%)  per
                                    annum  above the Index  Rate.  The  Interest
                                    Rate shall change from time to time as and when the Index Rate changes.

         Default
         Interest Rate:             Four   percent  (4%)  per  annum  above  the
                                    Interest Rate. The Default Interest Rate shall change from time to time as and when the Interest Rate changes as a result of changes in the Index Rate.

         Index Rate:                The rate of interest most recently announced
                                    by Payee, or its successors, in Phoenix, Arizona as its "prime rate." Any change in the "prime rate" shall become effective as of the same date of any such change.

         Maturity Date:             June 5, 1998.

         Business Day:              Any  day of the  year  on  which  banks  are
                                    neither required nor authorized to close in Phoenix, Arizona.

         Deed of Trust:             That certain Deed of Trust (With  Assignment
                                    of  Rents  and  Security  Agreement),  dated
                                    September  9,  1991,   between   Maker,   as
                                    Trustor,  and  Payee,  as  Beneficiary,   as
                                    amended by that certain First Amendment to Deed of Trust and Collateral Assignment dated October 4, 1994, and by that certain
                                    Second Amendment to

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                                    Deed of Trust and  Collateral  Assignment of
                                    even date herewith, and as further amended from time to time.

         Loan Documents:            The Loan  Agreement,  the Note,  the Deed of
                                    Trust and any other documents securing the repayment of the Note.

         Loan:                      The  loan   from   Payee  to  Maker  in  the
                                    Principal Amount and evidenced by this Note.

         Loan Agreement:            That certain Loan Agreement  dated September
                                    9, 1991,  between  Maker,  as Borrower,  and
                                    Holder,   as  Lender,  as  amended  by  that
                                    certain Modification dated October 22, 1993,
                                    that  certain  Second  Modification,   dated
                                    October  4,  1994,  and that  certain  Third
                                    Modification, of even date herewith, and as the same may be further amended, modified, restated, renewed or supplemented from time to time.

2.       PROMISE TO PAY.

         For value received, Maker promises to pay to the order of Holder, at its office at 241 North Central Avenue, Phoenix, Arizona 85004, or at such other place as the holder hereof may from time to time designate in writing, the Principal Amount, together with accrued interest from the date of disbursement on the unpaid principal balance at the Interest Rate.

3.       INTEREST; PAYMENTS.

         (a) Absent an Event of Default hereunder or under any of the Loan Documents, this Note shall bear interest at the Interest Rate in effect from time to time. Throughout the term of this Note, interest shall be calculated on a 360-day year with respect to the unpaid balance of the Principal Amount and, in all cases, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 365-days on an annual basis.

         (b) All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off. Maker will pay the amounts necessary such that the gross amount of the principal and interest received by the holder hereof is not less than that required by this Note.

         (c) Principal and accrued interest shall be payable in monthly installments commencing on February 1, 1996 and on the first day of each month thereafter, each in an amount equal to the sum of (i) $82,833.33 for application to the unpaid

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                  principal  balance hereof,  plus (ii) accrued  interest on the unpaid  principal  balance  hereof at the Interest  Rate.  All
                  remaining  principal,   accrued  interest  and  other  amounts
                  outstanding pursuant to this Note or the Loan Documents and not otherwise paid shall be due and payable in full on the Maturity Date.

4.       PREPAYMENT.

         (a) Maker may prepay the Loan, in whole or in part at any time without penalty or premium. All prepayments shall be applied to payments due hereunder in the reverse chronological order of maturity; provided that release payments pursuant to
                  Section 8.2 of the Loan Agreement shall be applied to principal payments due pursuant to Section 3(c) hereof in the chronological order of maturity.

         (b) In no event shall Maker be entitled to reborrow any amounts repaid or prepaid.

5.       LAWFUL MONEY.

         Principal and interest are payable in lawful money of the United States of America.

6.       APPLICATION OF PAYMENTS/LATE CHARGE.

         (a) Absent the occurrence of an Event of Default hereunder or under any of the other Loan Documents, (i) any payment of a Release Price pursuant to Article VIII of the Loan Agreement shall be applied to the principal balance of the Note, and
                  (ii) any other payments received by the holder hereof pursuant to the terms hereof shall be applied first to sums, other than principal and interest, due the holder hereof pursuant to the Loan Documents, next to the payment of all interest accrued to the date of such payment, and the balance, if any, to the payment of principal. Any payments received by the holder hereof after the occurrence of an Event of Default hereunder or under any of the Loan Documents, shall be applied to the amounts specified in this Paragraph 6(a) in such order as the holder hereof may, in its sole discretion, elect.

         (b) If any payment of interest and/or principal is not received by the holder hereof within fifteen (15) days of the date such payment is due, then in addition to the remedies conferred upon the holder hereof pursuant to Paragraph 9 hereof and the other Loan Documents, (i) a late charge of four percent (4%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the holder hereof for the expense of handling the delinquency, regardless of any notice and cure periods, and (ii) the amount due and unpaid (including, without limitation, the late charge) shall bear interest at the Default Interest Rate, computed from the date on which the amount was due and payable until paid.

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7.       SECURITY AND GUARANTY.

         This Note is secured by, inter alia, the Deed of Trust, which Deed of Trust creates a lien on that certain real and personal property described therein. This Note is guaranteed by that certain Repayment Guaranty of even date herewith wherein ILX Incorporated, an Arizona corporation, is guarantor (the "Repayment Guaranty").

8.       EVENT OF DEFAULT.

         The occurrence of any of the following shall be deemed to be an event of default ("Event of Default") hereunder:

         (a) default in the payment of principal or interest when due pursuant to the terms hereof and the expiration of ten (10) days after notice of such default is given by the holder hereof to Maker without such default having been cured; or

         (b) the occurrence of an Event of Default under any of the other Loan Documents.

9.       REMEDIES.

         Upon the occurrence of an Event of Default, then at the option of the holder hereof, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Loan Documents shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Loan Documents, and any judgment for such principal, interest, and other amounts shall, at the option of the holder hereof, bear interest at the Default Interest Rate, subject to the limitations contained in Paragraph 4 hereof. No delay or omission on the part of the holder hereof in exercising any right under this Note or under any of the other Loan Documents hereof shall operate as a waiver of such right.

10.      WAIVER.

         Maker, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, the holder hereof may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any Person liable, and release any security or guaranty. Maker, endorsers, guarantors, and sureties

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         waive, to the full extent  permitted by law, the right to plead any and all statutes of limitations as a defense.

11.      CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

         No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the holder hereof to exercise and no delay by the holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

12.      ATTORNEYS' FEES.

         If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

13.      SEVERABILITY.

         If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

14.      INTEREST RATE LIMITATION.

         Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including, without limitation, any commitment fee and any other fees to be paid by Maker pursuant to the provisions of the Loan Documents. Holder and Maker agree that none of the terms and provisions contained herein or in any of the Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the holder, be credited to the payment of other amounts payable under the Loan Documents or returned to Maker.

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15.      NUMBER AND GENDER.

         In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

16.      HEADINGS.

         Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

17.      CHOICE OF LAW.

         This Note shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to conflict of laws principles.

18.      LOAN FEE.

         Upon execution and delivery of this Note, and as a condition precedent to any obligation of Holder to disburse any portion of the Loan, Maker agrees to pay Holder the loan fees provided for in the Loan Agreement, which fees are partial compensation for Holder agreeing to extend the Loan to Maker.

19.      INTEGRATION.

         The Loan Documents contain the complete understanding and agreement of the holder hereof and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

20.      BINDING EFFECT.

         The Loan Documents will be binding upon, and inure to the benefit of, the holder hereof, Maker, and their respective successors and assigns. Maker may not delegate its obligations under the Loan Documents.

21.      TIME OF THE ESSENCE.

         Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

22.      SURVIVAL.

         The representations, warranties, and covenants of the Maker in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

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23.      ARBITRATION.

         (a) Binding Arbitration. Payee and Maker hereby agree that all controversies and claims of any nature between them arising directly or indirectly out of this Note and the Loan
                  Documents, shall at the written request of any party be arbitrated pursuant to the applicable rules of the American Arbitration Association. The arbitration shall occur in the State of Arizona. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration Act shall apply to the construction and interpretation of this arbitration agreement.

         (b) Arbitration Panel. A single arbitrator shall have the power to render a maximum award of one hundred thousand dollars. When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

         (c) Provisional Remedies; Self-Help; and Foreclosure. No provisions of subparagraph (a) shall limit the right of any party to exercise self help remedies, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Payee's option, it may enforce its right under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the rights to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable to any arbitration proceeding.

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24.      RESTATED PROMISSORY NOTE.

         This Note is a restatement of, and supersedes and replaces, that certain Secured Promissory Note dated October 4, 1994, of Maker in favor of Holder.

                                            LOS ABRIGADOS PARTNERS LIMITED
                                            PARTNERSHIP, an Arizona limited
                                            partnership

                                            By:  ILE Sedona Incorporated, an
                                            Arizona corporation, General Partner

                                            By: /s/ Nancy J. Stone
                                               ----------------------
                                            Name: Nancy J. Stone
                                            Title: Vice President

                                                                         "Maker"

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